UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2005
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57thStreet, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     The Compensation Committee of the Board of Directors of Westwood One, Inc. (the “Company”) has approved the Company’s (i) form restricted stock unit agreement and (ii) form restricted stock agreement, to be utilized by the Company for grants to non-Director participants in accordance with the terms of the Company’s 2005 Equity Compensation Plan (“Equity Plan”).
     A copy of the Company’s form Restricted Stock Unit Agreement for non-Director participants is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of the Company’s form Restricted Stock Agreement for non-Director participants is furnished herewith as Exhibit 99.2 and is incorporated by reference herein in its entirety. A copy of the Company’s Equity Plan was previously filed with the SEC as Exhibit 10.2 to the Company’s 8-K on May 25, 2005.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
99.1	Form Restricted Stock Unit Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for non-Director participants.

99.2	Form Restricted Stock Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for non-Director participants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: December 23, 2005	By:	/s/ David Hillman

		Name:	David Hillman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated December 23, 2005
Westwood One, Inc.

Exhibit
No.	Description of Exhibit
99.1	Form Restricted Stock Unit Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for non-Director participants.

99.2	Form Restricted Stock Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for non-Director participants.